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                                                                   EXHIBIT 10.39


                              EMPLOYMENT AGREEMENT


                 This Employment Agreement (this "Agreement"), dated as of November 3, 1997, is entered into by and between Aronex Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and Geoffrey F. Cox, Ph.D. (the "Executive").

                              W I T N E S S E T H:

                 WHEREAS, the Company desires to employ the Executive, and the Executive desires to enter into the employment of the Company, upon the terms and conditions and in the capacities set forth herein;

                 NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive hereby agree as follows:

                 1. EMPLOYMENT AND TERM OF EMPLOYMENT. Subject to the terms and conditions of this Agreement, the Company hereby agrees to employ the Executive, and the Executive hereby agrees to serve the Company, as Chairman of the Board and Chief Executive Officer for a term (the "Term of Employment") beginning on November 3, 1997 (the "Effective Date") and ending on the Expiration Date (defined below). As used in this Agreement, "Expiration Date" means the third anniversary of the Effective Date, provided that on May 1, 1999 and on the first day of each succeeding month (each such date being referred to as a "Renewal Date"), the Expiration Date shall be automatically extended one additional month unless, not less than 10 days prior to the relevant Renewal Date, (i) either party shall have given written notice to the other that no such automatic extension shall occur after the date of such notice or (ii) either party shall have given a Notice of Termination to the other pursuant to
Section 6 hereof. Notwithstanding the foregoing, if either party gives a valid Notice of Termination pursuant to Section 6 hereof, the Term of Employment shall not extend beyond the termination date specified in such Notice of Termination.

                 2. SCOPE OF EMPLOYMENT. (a) During the Term of Employment, the Executive agrees to (i) serve as Chairman of the Board and Chief Executive Officer of the Company and shall have and may exercise all the powers, duties and functions as are normal and customary to such positions and that are consistent with the responsibilities set forth with respect to such positions in the Company's by-laws and (ii) perform such other duties not inconsistent with his position as are assigned to him, from time to time, by the Board of Directors of the Company (the "Board"). During the Term of Employment, the Executive shall devote substantially all of his business time, attention, skill and efforts to the faithful performance of his duties hereunder. Subject to the continued discretion of the Board, Executive shall be appointed to and serve on the Nominating Committee of the Board.

                 (b) During the Term of Employment, the Executive agrees to serve, if elected, as an officer or director of any subsidiary or affiliate of the Company so long as such service is commensurate with the Employee's duties and responsibilities to the Company.

                 3. COMPENSATION. During the Term of Employment, in consideration of the Executive's services hereunder, including, without limitation, service as an officer or director of the Company or of any subsidiary or affiliate thereof, and in consideration of the Executive's agreements set
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forth in the Proprietary Information and Inventions and Non-Competition
Agreement of even date herewith between the Executive and the Company:

                 (a) the Executive shall receive a salary at the rate of $300,000 per year (payable at such regular intervals as other employees of the Company are compensated in accordance with the Company's employment practices), shall be subject to review annually by the Board at the end of each fiscal year and may be adjusted at its discretion and shall be commensurate with the salaries of other senior executives of the Company, provided that such salary may not be reduced at any time.

                 (b) the Executive shall be entitled to receive an annual cash bonus of up to 33% of the Executive's salary based upon the achievement of such milestones as may be agreed upon by the Executive and the Board.

                 (c) the Executive will be entitled to receive a grant of 25,000 shares of Common Stock:

                 (i) in 1998, if the average closing price of the Company's Common Stock reported on the Nasdaq Stock Market or any national securities exchange on which the Common Stock is then listed (the "Average Closing Price") during any period of 30 consecutive days exceeds $10.00 per share (subject to appropriate adjustment to reflect any stock split, dividend, combination or recapitalization) during the 1998 calendar year;

                 (ii) in 1999, if the Average Closing Price during any period of 30 consecutive days exceeds $15.00 per share (subject to appropriate adjustment to reflect any stock split, dividend, combination or recapitalization) during the 1999 calendar year;

                 (iii) in 2000, if the Average Closing Price during any period of 30 consecutive days exceeds $20.00 per share (subject to appropriate adjustment to reflect any stock split, dividend, combination or recapitalization) during the 2000 calendar year; and

                 (iv) in 2001, if the Average Closing Price during any period of 30 consecutive days exceeds $30.00 per share (subject to appropriate adjustment to reflect any stock split, dividend, combination or recapitalization) during the 2001 calendar year.

The shares of Common Stock that may be granted to the Executive pursuant to this Section 3(c) upon the satisfaction of any of the conditions specified above shall be issued on the next business day following the date that the relevant condition is satisfied. Such shares shall be subject to such conditions on transfer as may be required under the Securities Act of 1933, and may bear a legend to such effect.

                 (d) the Executive will be entitled to receive a signing bonus of $220,000 on the Effective Date, one-half of which ($110,000) shall be payable in cash and one-half of which ($110,000) shall be payable in the form of a grant of Common Stock, valued for such purposes at the Average Closing Price on the date of execution of this Agreement, to be fully vested on the date of grant.

                 (e) the Executive will be entitled to receive options to purchase 500,000 shares of Common Stock under the Company's Amended and Restated Stock Option Plan (the "Plan") at an exercise price of $4.25 per share (the closing price of the Common Stock on the date of the letter agreement pursuant to which the Executive agreed to enter into the employ of the Company), which options shall be subject to the terms of the Plan and of the stock option agreement between the Company and the Executive relating





                                                           Employment Agreement
                                                          Geoffrey F. Cox, Ph.D.
                                     -2-
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thereto.  Such options shall vest and become exercisable (i) with respect to
100,000 shares of Common Stock on the Effective Date and (ii) with respect to 8,333 additional shares of Common Stock at the end of each month during the Term of Employment until the earlier to occur of the expiration or termination of the Term of Employment or the date on which such options are vested with respect to all of the shares of Common Stock subject thereto. Such options shall become vested with respect to all remaining unvested shares in the event the Executive terminates his employment for Good Reason (as defined below). In the event the Executive's employment is terminated by the Company without Cause (as defined below) or is terminated on account of the Executive's death or Disability (as defined below), such options shall become vested with respect to the portion of the remaining unvested shares that would otherwise have become vested during the 18 month period following such termination, and shall terminate with respect to all remaining unvested shares, if any. Such options shall terminate with respect to all remaining unvested shares in the event the Executive terminates his employment otherwise than for Good Reason, and shall terminate with respect to all shares subject to such options (whether or not vested) in the event the Executive's employment is terminated by the Company for Cause.

                 4. ADDITIONAL COMPENSATION AND BENEFITS. (a) As additional compensation for the Executive's services under this Agreement and the Executive's agreements set forth in the Proprietary Information and Inventions and Non-Competition Agreement of even date herewith between the Executive and the Company, during the Term of Employment, the Company agrees to provide the Executive with the non-cash benefits provided by the Company to its other officers and key employees as they may exist from time to time. Such benefits shall include such leave or vacation time (not less than four weeks), medical and dental insurance, life insurance and other health care benefits, and retirement and disability benefits as may hereafter be provided by the Company in accordance with its policies, as well as any stock option plan or similar employee benefit program for which key executives are or shall become eligible. In addition, the Company will provide the Executive with an automobile allowance in the amount of $500 per month and, subject to approval by the Board at a reasonable cost to the Company, the Company will provide the Executive with a term life insurance policy with a benefit of $1,000,000 payable to a beneficiary selected by the Executive.

                 (b) The Executive is authorized to incur reasonable business expenses for promoting the business and reputation of the Company, including (without limitation) reasonable expenditures for travel, lodging, club membership at The Woodlands Country Club, meals and client, patron, customer and/or business associate entertainment. The Company shall reimburse the Executive within 30 days for reasonable expenses incurred by the Executive in furtherance of the Company's business, provided that such expenses are incurred in accordance with the Company's policies and upon presentation of documentation in accordance with expense reimbursement policies of the Company as they may exist from time to time, and submission to the Company of adequate documentation in accordance with federal income tax regulations and administrative pronouncements.

                 5. RELOCATION AND TRAVEL EXPENSES. In connection with and subject to the continuation of the Executive's employment by the Company during the periods in which such expenses are incurred by the Executive:

                 (a) the Company shall pay 100% of the Executive's reasonable costs of commuting (including up to one round-trip airfare per week and associated local transportation expenses) from the Executive's home in Southborough, Massachusetts to the Company's offices in The Woodlands, Texas for a period of three months from the Effective Date;





                                                           Employment Agreement
                                                          Geoffrey F. Cox, Ph.D.
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                 (b)      the Company shall pay 100% of the reasonable costs
         incurred by the Executive for interim housing in the Houston, Texas metropolitan area for a period of up to three months; and

                 (c) the Company shall pay the round-trip airfare for up to two trips to the Houston, Texas metropolitan area from the Executive's home in Southborough, Massachusetts for the Executive and the Executive's spouse for the purpose of locating a house in the Houston, Texas metropolitan area;

                 (d) the Company shall pay the customary and reasonable expenses incurred by the Executive in moving household belongings from the Executive's home in Southborough, Massachusetts to a home in the Houston, Texas metropolitan area;

                 (e) the Company shall reimburse the Executive for real estate commissions and other reasonable closing costs and reasonable attorneys' fees customarily borne by sellers in connection with the sale of the Executive's home in Southborough, Massachusetts, provided that the Company shall have no obligation to pay any costs associated with the Executive's purchase of a home in the Houston, Texas metropolitan area;

                 (f) the Company shall pay the round-trip airfare for up to three trips to Kennebunkport, Maine from the Houston, Texas metropolitan area for the Executive and the Executive's spouse during any calendar year (commencing with 1998) during the Term of Employment.

To the extent that the Company's payment of any of the amounts specified in this Section 5 constitute taxable income to the Executive for which the Executive is not entitled to a corresponding deduction for federal income tax purposes ("Expense Reimbursement Income"), the Company will pay the Executive an amount (a "Gross-Up Payment") equal to the amount of federal income tax payable by the Executive with respect to the Expense Reimbursement Income (including, for such purposes, the amount of the Gross-Up Payment).

                 6.       TERMINATION.

                 (a) General. The Executive's employment hereunder shall automatically terminate on the earlier of his death or the Expiration Date.
The Executive may, at any time prior to the Expiration Date, terminate his employment hereunder for any reason by delivering a Notice of Termination (defined below) to the Board. The Company may, at any time prior to the Expiration Date, terminate the Executive's employment hereunder for any reason by delivering a Notice of Termination to the Executive, provided that in no event shall the Company be entitled to terminate the Executive's employment prior to the Expiration Date unless the Board shall duly adopt, by the affirmative vote of a least a majority of the entire membership of the Board, a resolution authorizing such termination and stating whether such termination is for Cause (defined below). The giving of a notice pursuant to clause (i) of the proviso contained in the penultimate sentence of Section l hereof shall not be deemed a termination of the Executive's employment by the party giving such notice. As used in this Agreement, "Notice of Termination" means a notice in writing purporting to terminate the Executive's employment in accordance with this Section 6, which notice shall (i) specify the effective date of such termination (not prior to the date of such notice) and (ii) in the case of a termination by the Company for Cause or Disability or a termination by the Executive for Good Reason or Disability, set forth in reasonable detail the reason for such termination and the facts and circumstances claimed to provide a basis for such termination.




                                                           Employment Agreement
                                                          Geoffrey F. Cox, Ph.D.
                                     -4-
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                 (b)      Automatic Termination on Expiration Date or Death.
In the event the Executive's employment hereunder shall automatically terminate on the Expiration Date or as a result of the Executive's death, the Executive shall only be entitled to receive, to the extent applicable, (i) all unpaid compensation accrued as of the termination date pursuant to Section 3 hereof,
(ii) all unused vacation time accrued by the Executive as of the termination date, (iii) all amounts owing to the Executive under Section 4(b) hereof and
(iv) those benefits under Section 4 which are required under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or other laws.
The amounts described in clauses (i), (ii) and (iii) of the foregoing sentence shall be paid to the Executive in a lump sum payment promptly after the Expiration Date.

                 (c) Termination by Company for Cause. If the Company terminates the Executive's employment for Cause, the Executive shall only be entitled to receive the compensation and other payments described in paragraph
(b) above, such compensation and other payments to be paid as if the Executive's employment had automatically terminated without the giving of any Notice of Termination. As used in this Agreement, "Cause" shall mean (i) any material failure of the Executive to perform his duties specified in Section 2 of this Agreement (other than any such failure resulting from the Executive's incapacity due to Disability) after written notice of such failure has been given to the Executive by the Board and such failure shall have continued for 30 days after receipt of such notice, (ii) gross negligence or willful or intentional wrongdoing or misconduct, (iii) a material breach by the Executive of the Proprietary Information and Inventions and Non-Competition Agreement of even date herewith between the Executive and the Company or any subsequent such agreement between the Executive and the Company, or (iv) conviction of the Executive of a felony offense or a crime involving moral turpitude.

                 (d) Termination for Disability. To provide for the event the Executive's employment is terminated by either the Company or the Executive on account of Disability (defined below), the Company shall provide the Executive such disability benefits as may hereafter be provided by the Company in accordance with its policies, as they may exist from time to time. As used herein, "Disability" means any physical or mental condition of the Executive that (i) prevents the Executive from being able to perform the services required under this Agreement, (ii) has continued for at least 180 consecutive days during any 12-month period and (iii) is reasonably expected to continue.

                 (e) Termination by Company Without Cause or by the Executive with Good Reason. If either the Company terminates the Executive's employment for any reason other than for Cause or on account of Disability or the Executive terminates his employment for Good Reason (as hereinafter defined), the Company shall:

                 (i) pay to the Executive, within 30 days after the date of such termination, a lump sum cash payment equal to 1.5 times the Executive's then current annual salary if the Company terminates the Executive's employment for any reason other than for Cause or on account of Disability, or a lump sum cash payment equal to 2.5 times the Executive's then current annual salary if the Executive terminates his employment for Good Reason; and

                 (ii) pay the Executive the compensation and other payments described in paragraph (b) above during the period commencing on the date of such termination and ending on the date that is 18 months after the date of such termination or, if earlier, the Expiration Date.

As used in this Agreement, "Good Reason" shall mean a material change in the title, powers, duties, responsibilities or functions of the Executive as described in Section 2 hereof within one year following the occurrence of a Change of Control.




                                                           Employment Agreement
                                                          Geoffrey F. Cox, Ph.D.
                                     -5-
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As used in this Agreement, a "Change of Control" shall mean:

                 (i) the acquisition after the Effective Date by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) (a "Person") of beneficial ownership of 50% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"), provided that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (ii) hereof; or

                 (ii) consummation after the Effective Date of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction") in each case, unless, following such Corporate Transaction, (A) (1) all or substantially all of the persons who were the beneficial owners of the Outstanding Common Stock immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock of the corporation resulting from such Corporate Transaction, and (2) all or substantially all of the persons who were the beneficial owners of the Outstanding Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction, as the case may be,
         (B) no Person (excluding (l) any corporation resulting from such Corporate Transaction or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction and (2) any Person approved by the members of the Board in office immediately prior to such Corporate Transaction) beneficially owns, directly or indirectly, 50% or more of the then outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to such Corporate Transaction and
         (C) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction were members of the Board at the time of the execution of the initial agreement or of the action of the Board providing for such Corporate Transaction.

                 7. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any stock option or other agreements with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company or any of its affiliated companies at or subsequent to the date of termination of the Executive's employment under this Agreement shall be payable in accordance with such plan or program.





                                                           Employment Agreement
                                                          Geoffrey F. Cox, Ph.D.

                                     -6-
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                 8.       RESOLUTION OF DISPUTES.

                 (a) Negotiation. The parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiations between the Executive and an executive officer of the Company who has authority to settle the controversy. Any party may give the other party written notice of any dispute not resolved in the normal course of business. Within 10 days after the effective date of such notice, the Executive and an executive officer of the Company shall meet at a mutually acceptable time and place within the Houston, Texas metropolitan area, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute. If the matter has not been resolved within 30 days of the disputing party's notice, or if the parties fail to meet within 10 days, either party may initiate arbitration of the controversy or claim as provided hereinafter. If a negotiator intends to be accompanied at a meeting by an attorney, the other negotiator shall be given at least three business days' notice of such intention and may also be accompanied by an attorney. All negotiations pursuant to this Section 8(a) shall be treated as compromise and settlement negotiations for the purposes of the federal and state rules of evidence and procedure.

                 (b) Arbitration. Any dispute arising out of or relating to this Agreement or the breach, termination or validity thereof, which has not been resolved by non-binding means as provided in Section 8(a) within 60 days of the initiation of such procedure, shall be finally settled by arbitration conducted expeditiously in accordance with the Center for Public Resources, Inc. ("CPR") Rules for Non-Administered Arbitration of Business Disputes by three independent and impartial arbitrators, of whom each party shall appoint one, provided that if one party has requested the other to participate in a non-binding procedure and the other has failed to participate, the requesting party may initiate arbitration before the expiration of such period. Any such arbitration shall take place in Harris County, Texas. Any arbitrator not appointed by a party shall be appointed from the CPR Panels of Neutrals. The arbitration shall be governed by the United States Arbitration Act and any judgment upon the award decided upon by the arbitrators may be entered by any court having jurisdiction thereof. Each party hereby acknowledges that compensatory damages include (without limitation) any benefit or right of indemnification given by another party to the other under this Agreement.

                 9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas. Venue and jurisdiction of any act on relating to this agreement shall lie in Harris County, Texas.

                 10. NOTICE. Any notice, payment, demand or communication required or permitted to be given by this Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally or if sent by registered or certified mall, return receipt requested, postage prepaid, addressed to such party at its address set forth below such party's signature to this Agreement or to such other address as shall have been furnished in writing by such party for whom the communication is intended. Any such notice shall be deemed to be given on the date so delivered.

                 11. SEVERABILITY. In the event any provisions hereof shall he modified or held ineffective by any court, such adjudication shall not invalidate or render ineffective the balance of the provisions hereof.

                 12. ENTIRE AGREEMENT. This Agreement constitutes the sole agreement between the parties with respect to the employment of the Executive by the Company and supersedes any and all other agreements, oral or written, between the parties.





                                                           Employment Agreement
                                                          Geoffrey F. Cox, Ph.D.
                                     -7-
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                 13.      AMENDMENT AND WAIVER.  This Agreement may not be
modified or amended except by a writing signed by the parties. Any waiver or breach of any of the terms of this Agreement shall not operate as a waiver of any other breach of such terms or conditions, or any other terms or conditions, nor shall any failure to enforce any provisions hereof operate as a waiver of such provision or any other provision hereof.

                 14. ASSIGNMENT. This Agreement is a personal employment contract and the rights and interests of the Executive hereunder may not be sold, transferred, assigned or pledged. The Company may assign its rights under this Agreement to (i) any entity into or with which the Company is merged or consolidated or to which the Company transfers all or substantially all of its assets or (ii) any entity, which at the time of such assignment, controls, is under common control with, or is controlled by the Company, provided that the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance reasonably acceptable to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if not such succession had taken place.

                 15. SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of the Executive and his heirs, executors, administrators and legal representatives. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns.

                 16. SECTION HEADINGS. The section headings in this Agreement have been inserted for convenience and shall not be used for interpretive purposes or to otherwise construe this Agreement.

                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above and intend that this Agreement have the effect of a sealed instrument.



                                        /s/ GEOFFREY F. COX
                                       --------------------------------------
                                       Geoffrey F. Cox, Ph.D.



                                       ARONEX PHARMACEUTICALS, INC.


                                       By: /s/ MARTIN P. SUTTER
                                          -----------------------------------
                                           Martin P. Sutter
                                           Chairman of the Board of Directors












                                                           Employment Agreement
                                                          Geoffrey F. Cox, Ph.D.

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